Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:	Brian Carney	Investor Relations:
	Executive Vice President, CFO Jo-Ann Stores, Inc. 330/656-2600 http://www.joann.com	Don Tomoff Vice President, Finance Jo-Ann Stores, Inc. 330/463-6815

JO-ANN STORES ANNOUNCES

6.8% SAME-STORE SALES INCREASE IN MARCH

HUDSON, OH — April 8, 2004 — Jo-Ann Stores, Inc. (NYSE: JAS), the leading national fabric and craft retailer, reported today that March net sales increased 8.3% to $159.4 million from $147.2 million in the same period last year. March same-store sales increased 6.8% versus a 3.1% same-store sales increase in March last year.

Sales for the nine weeks year-to-date increased 10.7% to $283.0 million from $255.6 million in the prior year. Same-store sales increased 9.0% year-to-date versus a 2.2% same-store sales increase for the same period last year.

Jo-Ann Stores, Inc. (http://www.joann.com), the leading national fabric and craft retailer with locations in 47 states, operates 784 Jo-Ann Fabrics and Crafts traditional stores and 94 Jo-Ann superstores.